Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

Flotek Industries, Inc. Announces Second Quarter Results

HOUSTON, August 12 /PRNewswire-FirstCall/ - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today reported financial and operating results for the three and six months ending June 30, 2010.

In the second quarter of 2010 Flotek revenue totaled $31.2 million, an increase from $28.4 million in the first quarter of 2010 and $23.5 million in the second quarter of 2009. The Company posted a net loss attributable to common shareholders of $7.4 million in the second quarter of 2010, an improvement compared to a loss of $12.1 million in the first quarter of 2010 and $19.8 million in the second quarter of 2009. On a per common share basis, Flotek lost $0.28 in the second quarter of 2010 compared to a loss of $0.60 in the first quarter of 2010 and $1.01 in the second quarter of 2009.

Flotek filed its quarterly report on Form 10-Q for the period ending June 30, 2010 with the U.S. Securities and Exchange Commission on Thursday, August 12, 2010. A complete set of second quarter financial tables can be found in our quarterly report which can be accessed on Flotek’s website.

“While we are pleased with Flotek’s continued revenue growth in the second quarter and reduction in the net loss attributable to our shareholders, our work to re-establish Flotek as a leader in specialty oilfield services has only just begun,” said John Chisholm, Flotek’s President. “Our re-energized sales and marketing efforts combined with the dedication of our field and corporate office personnel continue to both increase key market and customer penetration as well as create a more efficient operating environment. While sequential top-line growth and a reduction in our operating loss is encouraging, Flotek must continue to focus in improving both top-line and bottom-line results.”

Segment Results and Comparisons

Revenue for the three months ended June 30, 2010 was $31.2 million, an increase of $7.7 million, or 32.6%, compared to $23.5 million for the same period in 2009. The increase in revenue is attributable to increased activity within both the Chemicals and Logistics and Drilling Products segments. Flotek’s Chemicals and Logistics segment experienced an improvement in both volume and price during the quarter. While pricing power remains a challenge in the Drilling Products segment, rental volumes increased during the quarter, largely a result of a 32.2% increase in the vertical rig count. International activity also increased in the Drilling Products segment, largely a result of an increase in Teledrift activity.

The consolidated gross margin for the three months ended June 30, 2010 increased $7.7 million, or 211.2%, as compared with the same period last year 2009. The gross margin as a percentage of sales revenue increased to 36.4% for the three months ended June 30, 2010 from 15.5% for the three months ended June 30, 2009. This 20.9% increase was due primarily to increased product sales revenue (31.4%) and rental revenue (56.5%).

Chemicals and Logistics revenue for the quarter ended June 30, 2010 was $14.0 million, an increase of $4.6 million, or 48.5%, compared to $9.4 million for the quarter ended June 30, 2009. The favorable three month period over period variance is a result of price recovery and increased product demand attributable to a 38% increase in well completion activity. Segment income from operations was $4.0 million for the quarter ended June 30, 2010, an increase of approximately $2.3 million, or 141.6%, compared to $1.6 million for the quarter ended June 30, 2009. Income from operations as a percentage of revenue for the three months ended June 30, 2010 was 28.4% as compared to 17.5% for the three months ended June 30, 2009.

Drilling Products revenue for the quarter ended June 30, 2010 was $14.9 million, an increase of $3.3 million, or 28.1%, compared to $11.6 million for the quarter ended June 30, 2009. The favorable variance was attributable to increased rental activity consistent with the 32.2% increase in vertical rig count. Increased Teledrift international rental activity in Argentina and Canada of approximately $0.7 million, as well as increased domestic rental activity, particularly at the Broussard and Midland locations of approximately $1.3 million, also contributed to the period over period increase for the quarter ended June 30, 2010 as compared to the quarter ended June 30, 2009. Loss from operations was $0.2 million for the quarter ended June 30, 2010, a decrease of $23.2 million, or 99.0%, as compared to a loss of $23.4 million for the quarter ended June 30, 2009. The decrease was primarily attributable to $18.5 million of goodwill impairment recognized in the second quarter of 2009, decreased cost of revenue, ($10.6 million versus $12.1 million for the three months ended June 30, 2010 and 2009, respectively) and cost containment savings ($1.5 million for the second quarter of 2010 as compared to the same period of 2009).

Artificial Lift revenue for the quarter ended June 30, 2010 was $2.3 million, a decrease of $0.2 million, or 7.0%, as compared to $2.5 million for the quarter ended June 30, 2009. The majority of Artificial Lift revenue is derived from coal bed methane (“CBM”) drilling in the Powder River Basin. CBM drilling activity is highly correlated to the price of natural gas. The price of natural gas decreased throughout most of 2009. Natural gas prices have remained subdued in the first half of 2010 resulting in lower CBM activity and a modest decrease in the volume of units sold as compared to 2009. Income from operations was $0.4 million for the quarter ended June 30, 2010, an increase of $0.4 million, or 683.1%, as compared to a loss of $0.07 million for the same period in 2009. The favorable variance is a direct result of cost containment savings of 27.6% realized in the quarter ended June 30, 2010 as compared to the same period in 2009.

Corporate Expenditures

As reported in the Company’s quarterly report for the period ending June 30, 2010, Flotek’s total SG&A expenses in the second quarter were $13.2 million, an increase from approximately $10.2 million in the first quarter of 2010 and $9.1 million for the second quarter of 2009. The increase is attributable to non-cash stock compensation expense.

The non-cash stock compensation expense in the second quarter was predominantly related to the vesting of previously granted stock awards to former Flotek Chief Executive Officer Jerry Dumas who retired during the quarter and, as a result, the balance of his stock grants vested with such expense recognized in the quarter. The total of the Dumas-related stock compensation expense was approximately $3.0 million. (For the first quarter, 2010 stock-based compensation expense was approximately $0.5 million; for the second quarter, 2009 stock-based compensation expense was approximately $0.2 million).

Flotek continues to make progress on reducing outside professional fees. In the quarter, professional fee expense was approximately $1.8 million, a reduction of $0.2 million, or approximately 9%, sequentially. Flotek believes a continued review of professional relationships and expenses should further reduce such expenses in the coming quarters. During the second quarter, Flotek engaged Hein & Associates as new independent auditors, a decision management believes should meaningfully reduce audit and accounting costs in future quarters.

“While the quest for expense reduction and creating increasing streams of profitable revenue remain our focus, I am proud of the incremental progress Flotek made in the quarter. Our work has benefited from an increase in overall oilfield activity but changes in our culture, the hard work of the Flotek team – from the sales force and our technical field team members to our Houston support network – and a unified vision to recreate Flotek as a premier specialty oilfield company is beginning to yield dividends,” added Chisholm. “The reduction in costs, the increase in revenue and additional hard work has the potential to return Flotek to profitability by the end of 2010. Management remains acutely focused on insuring that every dollar spent stands in support of building long-term value for Flotek stakeholders.”

“I also want to take this opportunity to thank my predecessor, Jerry Dumas, for his service and loyalty to Flotek,” Chisholm added. “His vision and tireless work in the early days of the Company provided an opportunity for many oilfield professionals to develop their skills, share their talents and create what has the potential to again be a premier oilfield services company. We wish him well in his retirement and future endeavors.”

Operational Highlights

Flotek accomplished a number of key operational objectives in the second quarter in addition to sequential improvement in most key financial metrics.

The Company’s Chemicals and Logistics segment continues to improve as sales of both the flagship microemulsion and traditional chemical products grew in the quarter. The Company’s sales are beginning to benefit from our initiative to reach key decision makers at exploration and production concerns that benefit most from our next generation surfactants.

In addition, the Company’s initiatives to develop applications that improve performance in tertiary oil recovery are yielding early results. While there is still a significant amount of work to do before we can term the focus on enhanced oil recovery projects a commercial success we are pleased with the early results and acceptance of Flotek’s chemical applications to the EOR market.

“The application of the Company’s core chemical offerings – traditionally focused on the natural gas markets – to the liquids markets is providing new opportunities for Flotek,” added Chisholm. “Whether it is our StimOil series of products or our innovations for the enhanced oil recovery market, we are pleased with early signs of success and expect these markets to grow for Flotek in the coming quarters.”

In addition, the Company has recently commenced business with an exploration and production company operating in Turkey to provide an array of chemicals for their ongoing operations in the country. The initial order of more than $750,000 includes a wide range of chemicals addressing fracture stimulation, acidizing, cementing and drilling applications. We expect additional business through the balance of 2010 and into 2011. A key focus of Flotek in the second-half of 2010 and 2011 will be converting additional international prospects into commercial contracts.

Also in the chemicals business, Flotek is working to position itself appropriately to address environmental challenges in key, developing exploration regions such as the Appalachian Basin and the Marcellus Shale. Flotek believes the “environmentally friendly” nature of its microemulsion offerings provides opportunity to grow its business as the focus on environmental issues becomes more acute.

As noted earlier, the Drilling Products segment experienced growth in the quarter, a result of an increase in overall drilling activity as well as changes in our sales approach and increased demand for our Teledrift technology.

Growth in the Permian Basin and the Haynesville Shale play helped push second quarter Teledrift revenue up approximately 28.2% sequentially. Teledrift also benefited from strength in Argentina while Canadian revenue was down sequentially, a result of the expected spring break-up. The Company expects third quarter Canadian activity to increase with normal seasonal growth. In addition, the Company successfully completed its first Teledrift job for Saudi Aramco during the quarter and continues to develop its relationship in Saudi with expectations of additional work in the second-half of the year.

“We continue to be pleased with the progress of our Teledrift business, especially the long-awaited maiden work for Saudi Aramco,” said Chisholm. “While we are very aware of the deliberate nature of building international relationships, our success on the initial job bodes well for the future development of this key international relationship. We continue to pursue other international opportunities – especially in the Middle East, North Africa and the former Soviet Union – while also focusing on building a more focused and profitable direct domestic sales force.”

Flotek’s Galleon mining tools division, while small relative to our oilfield operations, posted sequential revenue growth of 78% in the second quarter. Both domestic and international activity, largely due to growth in Mexico, led the way.

Flotek’s Artificial Lift business, while hampered by environmental drilling restrictions in the Powder River Basin and subdued natural gas prices, experienced only a modest decline in activity with sequential quarterly revenue down 2.2%. However, the Company began a new contract with a major Coal Bed Methane operator in the Powder River Basin in July which produced over $400,000 in incremental revenue in July and is expected to accelerate in the second-half of the year.

Other Developments and Outlook

Flotek’s cash balance as of June 30, 2010 was approximately $5.3 million compared to $6.5 million at the end of the first quarter of 2010 and $2.7 million at the end of the second quarter of 2009. Receivables collections accelerated subsequent to the end of the quarter and cash balances as of August 10, 2010 were approximately $9.3 million.

Tomorrow, Flotek will make its semi-annual convertible debt interest payment of approximately $2.7 million, resulting in a net cash balance of $6.5 million. Moreover, even with the recent acceleration in collections, receivables continue to grow, an additional sign of increased business activity.

“Flotek’s cash position continues to improve and the Company will end the week, after the convertible debt interest payment, with a higher net cash balance than upon completion of the credit refinancing in March,” said Chisholm. “Our concentration on creating positive cash flow from every dollar of additional revenue is beginning to make a difference and will continue to be a hallmark of our growth strategy.”

In early August, Flotek filed its 2009 federal income tax return and, as indicated in the Company’s quarterly report filed today, expects to receive a $7.1 million refund for taxes previously paid. Under the terms of our senior credit facility, 75% of the refund, net of any other federal income taxes due, will be used to reduce senior debt with the balance adding to Flotek’s cash balance.

Third quarter activity appears to be continuing second quarter trends. The Company estimates that July revenue should be in excess of $12 million with growth in all three business segments. Early indications suggest August activity is continuing positive sequential comparisons. While the Company does not provide formal guidance, Flotek believes that stability and continued improvement in industry-wide fundamentals provide a positive environment for continued improvement in both revenue and net income performance.

“We are proud of what we accomplished in the second quarter while still striving to meet our goal of achieving a positive net income run rate by the end of 2010,” concluded Chisholm. “We will continue to focus on profitable revenue growth, expanding international opportunities through strategic alliances and re-crafting Flotek’s balance sheet in the coming months. While I commend the Flotek team on its efforts to date, everyone involved in this journey understands the work has just begun. Our pledge remains to tirelessly search for ways to create value for Flotek’s stakeholders.”

Conference Call Information

Flotek will host a conference call on Friday, August 13, 2010 at 7:30 a.m. Central Daylight Time to discuss its operating results for the three months ended June 30, 2010. To participate in the call, participants should dial 800-734-4208 approximately 5 minutes prior to the start of the call. The call can also be accessed from Flotek’s website at http://www.flotekind.com/.

About Flotek

Flotek manufactures and markets innovative specialty chemicals, downhole drilling and production equipment, and manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

The target ranges set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to consummate proposed acquisitions and to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.